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                                                                  EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Strouds, Inc.:

We consent to the use of our report incorporated herein by reference in the registration statement on Form S-8 of Strouds, Inc. of our report dated April 1, 1998, relating to the balance sheets as of February 28, 1998 and March 1, 1997 and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended February 28, 1998, which report appears in the Form 10-K filed by Strouds, Inc., on May 27, 1998.



                                                   KPMG Peat Marwick LLP

Los Angeles, California
July 5, 1998

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